EXHIBIT 99.3
FORM OF LETTER TO STOCKHOLDERS
REGARDING AMENDMENT OF
RIGHTS AGREEMENT
[La Jolla Pharmaceutical Letterhead]
December 14, 2005
Dear Stockholder:
     Effective as of December 14, 2005, La Jolla Pharmaceutical Company and American Stock Transfer & Trust Company entered into Amendment No. 2 to Rights Agreement, dated December 3, 1998, as amended, by and between La Jolla Pharmaceutical Company and American Stock Transfer & Trust Company. Amendment No. 2 amended the definition of “Acquiring Person” to permit Essex Woodlands Health Ventures Fund VI, L.P. to invest up to a level just under 29% beneficial ownership of the Company and to permit Frazier Healthcare V, LP to invest up to a level just under 19% beneficial ownership of the Company without triggering the issuance of rights under to the Rights Agreement.
     The attached “Summary of Rights” describes the Rights Agreement, as amended, in more detail and supersedes any prior Summary of Rights distributed to you. We urge you to read the attached summary. Thank you for your continued support of La Jolla Pharmaceutical Company.

Sincerely,
/s/ Steven B. Engle

Steven B. Engle Chief Executive Officer